ZIONS BANCORPORATION
Press Release – Page 1
October 23, 2017

Zions Bancorporation One South Main Salt Lake City, UT 84133 October 23, 2017
www.zionsbancorporation.com
Third Quarter 2017 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation Reports: 3Q17 Net Earnings¹ of $152 million, diluted EPS of $0.72 compared with 2Q17 Net Earnings¹ of $154 million, diluted EPS of $0.73, and 3Q16 Net Earnings¹ of $117 million, diluted EPS of $0.57

THIRD QUARTER RESULTS

$0.72	$152 million	3.45%	12.2%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

THIRD QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $522 million, up 11%
	•	NIM was 3.45% compared with 3.36%

Operating Performance[2]	•	Pre-provision net revenue ("PPNR") was $257 million, up 18%
	•	Adjusted PPNR³ was $251 million, up 20%
	•	Noninterest expense was $413 million, compared with $403 million
	•	Adjusted noninterest expense³ was $414 million, compared with $404 million
	•	Efficiency ratio³ was 62.3%, compared with 65.9%

Loans and Credit Quality	•	Net loans and leases were $44.2 billion, compared with $42.5 billion
	•	Provision for credit losses was $1 million, compared with $16 million
	•	Net charge-offs were $8 million, compared with $30 million

Capital Returns	•	Tangible return on average tangible common equity³ was 9.8%, compared with 7.9%
	•	Common stock repurchases of $115 million, 2.5 million shares, or 1.3% of shares outstanding as of June 30, 2017, during the quarter
	•	Common dividend increased to $0.12 per share from $0.08 per share

Notable Items	•	Hurricane Harvey non-credit related impact of $6 million recognized in noninterest expense

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “Our third quarter earnings reflect moderate loan growth and continued improvement in credit quality. Furthermore, the year-to-date efficiency ratio, at 62.6%, is on track to meet the cost objective we established for 2017. The quarterly results were impacted by Hurricane Harvey, which led us to provide financial relief to affected employees in Texas, and to set aside additional reserves for any credit-related impact from the storm.” Mr. Simmons continued, “We are pleased with the quarterly earnings result, and look forward to continued progress in simplifying our business, meeting our customers’ needs and improving our profitability in the year ahead.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and why the Company presents these numbers, see pages 16-19. Included in these non-GAAP financial measures are the key metrics to which Zions announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

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ZIONS BANCORPORATION
Press Release – Page 2
October 23, 2017

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Interest and fees on loans	$468	$469	$437	$(1)	(0.2)%	$31	7.1%
Interest on money market investments	5	5	5	—	—	—	—
Interest on securities	84	84	49	—	—	35	71.4
Total interest income	557	558	491	(1)	(0.2)	66	13.4
Interest on deposits	15	14	13	1	7.1	2	15.4
Interest on short and long-term borrowings	20	16	9	4	25.0	11	122.2
Total interest expense	35	30	22	5	16.7	13	59.1
Net interest income	$522	$528	$469	$(6)	(1.1)	$53	11.3
				bps		bps
Net interest margin	3.45%	3.52%	3.36%	(0.07)		0.09
Net interest income increased to $522 million in the third quarter of 2017 from $469 million. The $53 million, or 11.3%, increase in net interest income was due to a $35 million increase in interest on securities resulting from a 52.5% increase in the average investment securities portfolio and a $31 million increase in interest and fees on loans resulting from loan growth in commercial and consumer loans and increases in short-term interest rates. Interest expense increased $13 million primarily due to an increase in wholesale borrowings.
The net interest margin decreased to 3.45% in the third quarter of 2017, compared with 3.52% in the second quarter of 2017, primarily as a result of $16 million of interest income recoveries on four loans that occurred in the second quarter of 2017 that did not recur in the same magnitude in the current quarter. Excluding that effect, the net interest margin increased slightly from the prior quarter.

Noninterest Income
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Service charges and fees on deposit accounts	$42	$43	$45	$(1)	(2.3)%	$(3)	(6.7)%
Other service charges, commissions and fees	55	56	54	(1)	(1.8)	1	1.9
Wealth management income	11	10	10	1	10.0	1	10.0
Loan sales and servicing income	6	6	11	—	—	(5)	(45.5)
Capital markets and foreign exchange	8	6	6	2	33.3	2	33.3
Customer-related fees	122	121	126	1	0.8	(4)	(3.2)
Dividends and other investment income	9	10	9	(1)	(10.0)	—	—
Securities gains, net	5	2	8	3	150.0	(3)	(37.5)
Other	3	(1)	2	4	400.0	1	50.0
Total noninterest income	$139	$132	$145	$7	5.3	$(6)	(4.1)
Total noninterest income for the third quarter of 2017 decreased by 4.1% to $139 million from $145 million. Customer-related fees decreased by $4 million in the third quarter of 2017 due to a $5 million decline in loan sales

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ZIONS BANCORPORATION
Press Release – Page 3
October 23, 2017

and servicing income primarily resulting from lower sales of consumer mortgages and a $2 million valuation adjustment on a loan held for sale. Additionally, service charges and fees on deposit accounts declined $3 million. Income from net securities gains was $5 million representing a decrease of $3 million the third quarter of 2016 as a result of a smaller increase in the market values of the Company’s Small Business Investment Company (“SBIC”) investments in the third quarter of 2017. Other noninterest income included a gain of $1 million related to the sale of three branch properties.

Noninterest Expense
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Salaries and employee benefits	$253	$242	$242	$11	4.5%	$11	4.5%
Occupancy, net	35	32	33	3	9.4	2	6.1
Furniture, equipment and software, net	32	32	29	—	—	3	10.3
Other real estate expense, net	(1)	—	—	(1)	NM	(1)	NM
Credit-related expense	7	8	7	(1)	(12.5)	—	—
Provision for unfunded lending commitments	(4)	3	(3)	(7)	(233.3)	(1)	(33.3)
Professional and legal services	14	13	14	1	7.7	—	—
Advertising	6	6	6	—	—	—	—
FDIC premiums	15	13	12	2	15.4	3	25.0
Amortization of core deposit and other intangibles	2	2	2	—	—	—	—
Other	54	54	61	—	—	(7)	(11.5)
Total noninterest expense	$413	$405	$403	$8	2.0	$10	2.5
Adjusted noninterest expense [1]	$414	$399	$404	$15	3.8%	$10	2.5%

[1]	For information on non-GAAP financial measures, see pages 16-19.
Noninterest expense for the third quarter of 2017 was $413 million, which included $6 million of noninterest expense related to property damage and community and employee support as a result of Hurricane Harvey, compared with $403 million for the third quarter of 2016. The Company has provided approximately $1.5 million of support, primarily in the form of grants and donations, to its employees and the local community affected by Hurricane Harvey. Additionally, the Company has made over 300 interest-free loans totaling more than $5 million to employees impacted by the natural disaster.
Adjusted noninterest expense for the third quarter of 2017 was $414 million compared with $404 million for the same prior year period. The $10 million, or 2.5%, increase in total and adjusted noninterest expense from the third quarter of 2016 was primarily driven by the expense associated with Hurricane Harvey and an increase in salaries and employee benefits, partially offset by a $7 million decrease in other noninterest expense primarily due to legal accruals that occurred in the third quarter of 2016.
The $11 million increase in salaries and employee benefits during the third quarter was primarily due to an increase in incentive compensation accruals. Additionally, healthcare costs increased $3 million from the same prior year period and are expected to remain consistent with the current quarter.

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ZIONS BANCORPORATION
Press Release – Page 4
October 23, 2017

The Company is committed to its expense and efficiency ratio goals for 2017, which are to hold adjusted noninterest expense growth to 2-3% in 2017, and to achieve an efficiency ratio in the low 60% range. For information on non-GAAP financial measures, see pages 16-19.
BALANCE SHEET ANALYSIS

Asset Quality
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	1.06%	1.12%	1.37%	(6)		(31)
Annualized ratio of net loan and lease charge-offs to average loans	0.07%	0.06%	0.28%	1		(21)
Ratio of total allowance for credit losses to loans and leases outstanding	1.36%	1.39%	1.55%	(3)		(19)
				$	%	$	%
Classified loans	$1,248	$1,317	$1,615	$(69)	(5.2)%	$(367)	(22.7)%
Nonperforming assets	468	490	587	(22)	(4.5)%	(119)	(20.3)%
Net loan and lease charge-offs	8	7	30	1	14.3%	(22)	(73.3)%
Provision for credit losses	1	10	16	(9)	(90.0)%	(15)	(93.8)%
Asset quality improved for the entire loan portfolio when compared with the prior quarter and the same prior year period, primarily due to an improvement in the oil and gas-related portfolio, highlighted by decreases in classified and nonperforming assets. Classified loans and nonperforming assets for the oil and gas-related portfolio decreased $274 million and $137 million, respectively, from the third quarter of 2016.
The Company provided $1 million for credit losses during the third quarter of 2017 ($5 million provision for the allowance for loan and lease losses and a reserve reduction of $4 million for unfunded lending commitments), compared with $10 million during the second quarter of 2017 and $16 million for the third quarter of 2016. The $1 million provision is the result of a $34 million qualitative increase in the allowance for credit losses due to potential losses caused by Hurricane Harvey, offset by decreasing default and loss rates, in addition to improving credit quality metrics in the oil and gas-related portfolio. The allowance for credit losses was $600 million at September 30, 2017, compared with $659 million at September 30, 2016, or 1.36% and 1.55% of loans and leases, respectively. The allowance for credit losses for oil and gas-related loans remains above 7% of the portfolio.

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ZIONS BANCORPORATION
Press Release – Page 5
October 23, 2017

Loans and Leases
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Loans held for sale	$71	$53	$160	$18	34.0%	$(89)	(55.6)
Loans and leases:
Commercial	22,539	22,203	21,624	336	1.5	915	4.2
Commercial real estate	11,114	11,198	11,450	(84)	(0.8)	(336)	(2.9)
Consumer	10,503	10,282	9,466	221	2.1	1,037	11.0
Loans and leases, net of unearned income and fees	44,156	43,683	42,540	473	1.1	1,616	3.8
Less allowance for loan losses	541	544	597	(3)	(0.6)	(56)	(9.4)
Loans held for investment, net of allowance	$43,615	$43,139	$41,943	$476	1.1	$1,672	4.0
Loans and leases, net of unearned income and fees, increased $1.6 billion, or 3.8%, to $44.2 billion at September 30, 2017 from $42.5 billion at September 30, 2016. When compared with the same prior year period, commercial loans increased $915 million and consumer loans increased $1.0 billion, predominantly in 1-4 family residential loans. Commercial real estate loans declined slightly from the same prior year period, primarily due to active management of credit risk concentrations. Unfunded lending commitments increased to $19.8 billion at September 30, 2017, compared with $19.1 billion at September 30, 2016.

Deposits
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Noninterest-bearing demand	$24,011	$24,172	$22,711	$(161)	(0.7)%	$1,300	5.7%
Interest-bearing:
Savings and money market	25,179	25,165	25,503	14	0.1	(324)	(1.3)
Time	2,909	3,041	2,516	(132)	(4.3)	393	15.6
Foreign	—	—	119	—	NM	(119)	(100.0)
Total deposits	$52,099	$52,378	$50,849	$(279)	(0.5)	$1,250	2.5
Total deposits increased by $1.3 billion, or 2.5%, from $50.8 billion at September 30, 2016. Average total deposits increased to $51.9 billion for the third quarter of 2017 compared with $50.7 billion for the third quarter of 2016. Average noninterest bearing deposits increased to $23.8 billion for the third quarter of 2017, compared with $22.5 billion for the third quarter of 2016, and were 46% of average total deposits compared with 44% for the same prior year period.

Shareholders’ Equity
				3Q17 - 2Q17		3Q17 - 3Q16
(In millions)	3Q17	2Q17	3Q16	$	%	$	%
Shareholders’ equity:
Preferred Stock	$566	$566	$710	$—	—%	$(144)	(20.3)%
Common Stock	4,552	4,660	4,748	(108)	(2.3)	(196)	(4.1)
Retained earnings	2,700	2,572	2,212	128	5.0	488	22.1
Accumulated other comprehensive income (loss)	(57)	(49)	9	(8)	(16.3)	(66)	(733.3)
Total shareholders' equity	$7,761	$7,749	$7,679	$12	0.2	$82	1.1

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ZIONS BANCORPORATION
Press Release – Page 6
October 23, 2017

During the third quarter of 2017, the Company increased its common stock dividend to $0.12 cents per share from $0.08 cents per share in second quarter of 2017. Common stock repurchases during the current quarter totaled $115 million, or 2.5 million shares, which is equivalent to 1.3% of common stock as of June 30, 2017, at an average price of $45.45 per share. The Company has repurchased $250 million, or 6.1 million shares, of common stock during the last four quarters at an average price of $40.92 per share. The Company has $350 million of buyback capacity remaining in its 2017 capital plan, which spans the timeframe of July 2017 to June 2018. Weighted average diluted shares increased by 4.4 million compared with the third quarter of 2016 primarily due to the dilutive impact of warrants that have been outstanding since 2008 (“TARP” warrants - NASDAQ: ZIONZ) and 2010 (NASDAQ: ZIONW).
Preferred stock decreased by $144 million from September 30, 2016 to September 30, 2017 as a result of the Company redeeming all outstanding shares of its 7.90% Series F Non-Cumulative Perpetual Preferred Stock during the second quarter of 2017. Preferred dividends are expected to be $9.6 million for the fourth quarter of 2017 and second quarter of 2018 and $7.5 million for the first and third quarters of 2018.
Tangible book value per common share increased to $30.93 at September 30, 2017, compared with $29.16. The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 12.2% at September 30, 2017 compared with 12.0%. Basel III capital ratios are based on the applicable phase-in periods; however, the fully phased-in ratio is not substantially different. For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION
Press Release – Page 7
October 23, 2017

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 23, 2017). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 82373635, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies with total assets exceeding $65 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.
Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
October 23, 2017

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
BALANCE SHEET [1]
Loans held for investment, net of allowance	$43,615	$43,139	$42,198	$42,082	$41,943
Total assets	65,564	65,446	65,463	63,239	61,039
Deposits	52,099	52,378	53,475	53,236	50,849
Total shareholders’ equity	7,761	7,749	7,730	7,634	7,679
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$152	$154	$129	$125	$117
Net interest income	522	528	489	480	469
Taxable-equivalent net interest income [2]	531	537	497	488	476
Total noninterest income	139	132	132	128	145
Total noninterest expense	413	405	414	404	403
Adjusted pre-provision net revenue [2]	251	268	213	217	209
Provision for loan losses	5	7	23	(3)	19
Provision for unfunded lending commitments	(4)	3	(5)	3	(3)
Provision for credit losses	1	10	18	—	16
PER COMMON SHARE
Net earnings per diluted common share	$0.72	$0.73	$0.61	$0.60	$0.57
Dividends	0.12	0.08	0.08	0.08	0.08
Book value per common share [1]	36.03	35.54	34.65	34.09	34.19
Tangible book value per common share [1,2]	30.93	30.50	29.61	29.06	29.16
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.97%	1.03%	0.88%	0.88%	0.84%
Return on average common equity	8.3%	8.6%	7.5%	7.1%	6.7%
Tangible return on average tangible common equity [2]	9.8%	10.2%	8.8%	8.4%	7.9%
Net interest margin	3.45%	3.52%	3.38%	3.37%	3.36%
Efficiency ratio [2]	62.3%	59.8%	65.9%	64.5%	65.9%
Effective tax rate	34.2%	32.3%	24.5%	33.8%	33.9%
Ratio of nonperforming assets to loans and leases and other real estate owned	1.06%	1.12%	1.37%	1.34%	1.37%
Annualized ratio of net loan and lease charge-offs to average loans	0.07%	0.06%	0.43%	0.25%	0.28%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.36%	1.39%	1.41%	1.48%	1.55%
Full-time equivalent employees	10,041	10,074	10,004	10,057	9,968
CAPITAL RATIOS [1]
Tangible common equity ratio	9.57%	9.57%	9.31%	9.49%	9.91%
Basel III: [3]
Common equity tier 1 capital	12.2%	12.3%	12.2%	12.1%	12.0%
Tier 1 leverage	10.6%	10.5%	10.8%	11.1%	11.3%
Tier 1 risk-based capital	13.3%	13.4%	13.6%	13.5%	13.5%
Total risk-based capital	15.0%	15.1%	15.3%	15.2%	15.3%
Risk-weighted assets	$51,044	$50,575	$50,016	$49,937	$49,318
Weighted average common and common-equivalent shares outstanding (in thousands)	209,106	208,183	210,405	205,446	204,714
Common shares outstanding (in thousands) [1]	199,712	202,131	202,595	203,085	203,850

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 16-19.

[3]	Basel III capital ratios became effective January 1, 2015 and are based on the applicable phase-in periods. Current period ratios and amounts represent estimates.

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ZIONS BANCORPORATION
Press Release – Page 9
October 23, 2017

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$541	$481	$566	$737	$553
Money market investments:
Interest-bearing deposits	765	1,167	1,761	1,411	1,489
Federal funds sold and security resell agreements	467	427	363	568	1,676
Investment securities:
Held-to-maturity, at amortized cost (approximate fair value $743, $774, $803, $850 and $718)	746	775	815	868	715
Available-for-sale, at fair value	15,242	15,341	15,606	13,372	10,358
Trading account, at fair value	56	61	40	115	108
Total investment securities	16,044	16,177	16,461	14,355	11,181
Loans held for sale	71	53	128	172	160
Loans and leases, net of unearned income and fees	44,156	43,683	42,742	42,649	42,540
Less allowance for loan losses	541	544	544	567	597
Loans held for investment, net of allowance	43,615	43,139	42,198	42,082	41,943
Other noninterest-bearing investments	1,008	1,012	973	884	894
Premises, equipment and software, net	1,083	1,069	1,047	1,020	987
Goodwill	1,014	1,014	1,014	1,014	1,014
Core deposit and other intangibles	3	5	7	8	10
Other real estate owned	3	4	3	4	8
Other assets	950	898	942	984	1,124
Total assets	$65,564	$65,446	$65,463	$63,239	$61,039
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$24,011	$24,172	$24,410	$24,115	$22,711
Interest-bearing:
Savings and money market	25,179	25,165	26,071	26,364	25,503
Time	2,909	3,041	2,994	2,757	2,516
Foreign	—	—	—	—	119
Total deposits	52,099	52,378	53,475	53,236	50,849
Federal funds and other short-term borrowings	4,624	4,342	3,137	827	1,116
Long-term debt	383	383	383	535	570
Reserve for unfunded lending commitments	59	63	60	65	62
Other liabilities	638	531	678	942	763
Total liabilities	57,803	57,697	57,733	55,605	53,360
Shareholders’ equity:
Preferred stock, without par value, authorized 4,400 shares	566	566	710	710	710
Common stock, without par value; authorized 350,000 shares; issued and outstanding 199,712, 202,131, 202,595, 203,085, and 203,850 shares	4,552	4,660	4,696	4,725	4,748
Retained earnings	2,700	2,572	2,435	2,321	2,212
Accumulated other comprehensive income (loss)	(57)	(49)	(111)	(122)	9
Total shareholders’ equity	7,761	7,749	7,730	7,634	7,679
Total liabilities and shareholders’ equity	$65,564	$65,446	$65,463	$63,239	$61,039

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ZIONS BANCORPORATION
Press Release – Page 10
October 23, 2017

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income:
Interest and fees on loans	$468	$469	$433	$438	$437
Interest on money market investments	5	5	4	4	5
Interest on securities	84	84	78	59	49
Total interest income	557	558	515	501	491
Interest expense:
Interest on deposits	15	14	13	13	13
Interest on short- and long-term borrowings	20	16	13	8	9
Total interest expense	35	30	26	21	22
Net interest income	522	528	489	480	469
Provision for loan losses	5	7	23	(3)	19
Net interest income after provision for loan losses	517	521	466	483	450
Noninterest income:
Service charges and fees on deposit accounts	42	43	42	43	45
Other service charges, commissions and fees	55	56	49	52	54
Wealth management income	11	10	10	11	10
Loan sales and servicing income	6	6	7	6	11
Capital markets and foreign exchange	8	6	7	6	6
Customer-related fees	122	121	115	118	126
Dividends and other investment income	9	10	12	4	9
Securities gains (losses), net	5	2	5	(3)	8
Other	3	(1)	—	9	2
Total noninterest income	139	132	132	128	145
Noninterest expense:
Salaries and employee benefits	253	242	262	241	242
Occupancy, net	35	32	33	32	33
Furniture, equipment and software, net	32	32	32	33	29
Other real estate expense, net	(1)	—	—	—	—
Credit-related expense	7	8	8	7	7
Provision for unfunded lending commitments	(4)	3	(5)	3	(3)
Professional and legal services	14	13	14	17	14
Advertising	6	6	5	5	6
FDIC premiums	15	13	12	11	12
Amortization of core deposit and other intangibles	2	2	2	2	2
Other	54	54	51	53	61
Total noninterest expense	413	405	414	404	403
Income before income taxes	243	248	184	207	192
Income taxes	83	80	45	70	65
Net income	160	168	139	137	127
Preferred stock dividends	(8)	(12)	(10)	(12)	(10)
Preferred stock redemption	—	(2)	—	—	—
Net earnings applicable to common shareholders	$152	$154	$129	$125	$117

Weighted average common shares outstanding during the period:
Basic shares (in thousands)	200,332	201,822	202,347	202,886	204,312
Diluted shares (in thousands)	209,106	208,183	210,405	205,446	204,714
Net earnings per common share:
Basic	$0.75	$0.76	$0.63	$0.61	$0.57
Diluted	0.72	0.73	0.61	0.60	0.57

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ZIONS BANCORPORATION
Press Release – Page 11
October 23, 2017

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Commercial:
Commercial and industrial	$14,041	$13,850	$13,368	$13,452	$13,543
Leasing	343	387	404	423	439
Owner occupied	7,082	7,095	6,973	6,962	6,889
Municipal	1,073	871	811	778	753
Total commercial	22,539	22,203	21,556	21,615	21,624
Commercial real estate:
Construction and land development	2,170	2,186	2,123	2,019	2,147
Term	8,944	9,012	9,083	9,322	9,303
Total commercial real estate	11,114	11,198	11,206	11,341	11,450
Consumer:
Home equity credit line	2,745	2,697	2,638	2,645	2,581
1-4 family residential	6,522	6,359	6,185	5,891	5,785
Construction and other consumer real estate	558	560	517	486	453
Bankcard and other revolving plans	490	478	459	481	458
Other	188	188	181	190	189
Total consumer	10,503	10,282	9,980	9,693	9,466
Loans and leases, net of unearned income and fees	$44,156	$43,683	$42,742	$42,649	$42,540

Nonperforming Assets
(Unaudited)

(In millions)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Nonaccrual loans[1]	$465	$486	$585	$569	$579
Other real estate owned	3	4	3	4	8
Total nonperforming assets	$468	$490	$588	$573	$587
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	1.06%	1.12%	1.37%	1.34%	1.37%
Accruing loans past due 90 days or more	$30	$19	$30	$36	$29
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.07%	0.04%	0.07%	0.08%	0.07%
Nonaccrual loans and accruing loans past due 90 days or more	$495	$505	$615	$605	$608
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	1.12%	1.15%	1.43%	1.41%	1.42%
Accruing loans past due 30-89 days	$99	$98	$137	$126	$164
Restructured loans included in nonaccrual loans	115	137	131	100	125
Restructured loans on accrual	133	167	167	151	170
Classified loans	1,248	1,317	1,464	1,577	1,615
1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
October 23, 2017

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Allowance for Loan Losses
Balance at beginning of period	$544	$544	$567	$597	$608
Add:
Provision for losses	5	7	23	(3)	19
Deduct:
Gross loan and lease charge-offs	(25)	(35)	(57)	(38)	(54)
Recoveries	17	28	11	11	24
Net loan and lease charge-offs	(8)	(7)	(46)	(27)	(30)
Balance at end of period	$541	$544	$544	$567	$597
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.23%	1.25%	1.27%	1.33%	1.40%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	120%	115%	99%	107%	109%
Annualized ratio of net loan and lease charge-offs to average loans	0.07%	0.06%	0.43%	0.25%	0.28%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$63	$60	$65	$62	$65
Provision charged (credited) to earnings	(4)	3	(5)	3	(3)
Balance at end of period	$59	$63	$60	$65	$62
Total Allowance for Credit Losses
Allowance for loan losses	$541	$544	$544	$567	$597
Reserve for unfunded lending commitments	59	63	60	65	62
Total allowance for credit losses	$600	$607	$604	$632	$659
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.36%	1.39%	1.41%	1.48%	1.55%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 13
October 23, 2017

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Loans held for sale	$13	$12	$34	$40	$29
Commercial:
Commercial and industrial	$257	$278	$358	$354	$387
Leasing	8	10	13	14	14
Owner occupied	85	86	89	74	66
Municipal	1	1	1	1	1
Total commercial	351	375	461	443	468
Commercial real estate:
Construction and land development	6	6	7	7	4
Term	41	37	38	29	28
Total commercial real estate	47	43	45	36	32
Consumer:
Home equity credit line	11	11	9	11	11
1-4 family residential	40	43	35	36	36
Construction and other consumer real estate	1	1	1	2	1
Bankcard and other revolving plans	1	—	—	1	2
Other	1	1	—	—	—
Total consumer	54	56	45	50	50
Total nonaccrual loans	$465	$486	$585	$569	$579

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Commercial:
Commercial and industrial	$4	$11	$45	$25	$33
Leasing	—	—	—	—	—
Owner occupied	—	2	1	(1)	—
Municipal	—	—	—	—	—
Total commercial	4	13	46	24	33
Commercial real estate:
Construction and land development	—	(8)	(2)	—	(1)
Term	2	—	1	1	(5)
Total commercial real estate	2	(8)	(1)	1	(6)
Consumer:
Home equity credit line	—	1	(1)	—	1
1-4 family residential	1	—	(1)	—	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	—	1	3	2	2
Other	1	—	—	—	—
Total consumer loans	2	2	1	2	3
Total net charge-offs	$8	$7	$46	$27	$30

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ZIONS BANCORPORATION
Press Release – Page 14
October 23, 2017

Oil and Gas Related Exposure1
(Unaudited)

	September 30, 2017	June 30, 2017	September 30, 2016	3Q17 - 2Q17		3Q17 - 3Q16
(In millions)				$	%	$	%
Loans and leases
Upstream – exploration and production	$784	$709	$752	$75	10.6%	$32	4.3%
Midstream – marketing and transportation	601	622	623	(21)	(3.4)	(22)	(3.5)
Downstream – refining	100	103	123	(3)	(2.9)	(23)	(18.7)
Other non-services	40	37	44	3	8.1	(4)	(9.1)
Oilfield services	412	455	596	(43)	(9.5)	(184)	(30.9)
Oil and gas service manufacturing	109	136	176	(27)	(19.9)	(67)	(38.1)
Total loan and lease balances [2]	2,046	2,062	2,314	(16)	(0.8)	(268)	(11.6)
Unfunded lending commitments	1,799	1,855	1,784	(56)	(3.0)	15	0.8
Total oil and gas credit exposure	$3,845	$3,917	$4,098	$(72)	(1.8)	$(253)	(6.2)
Private equity investments	$4	$4	$6	$—	—	$(2)	(33.3)
Credit quality measures [2]
Criticized loan ratio	29.8%	33.1%	41.8%
Classified loan ratio	24.0%	27.2%	33.1%
Nonaccrual loan ratio	10.2%	12.1%	15.0%
Ratio of nonaccrual loans that are current	67.9%	84.7%	87.3%
Net charge-off ratio, annualized [3]	1.2%	3.1%	7.1%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.

2 Total loan and lease balances and the credit quality measures do not include oil and gas loans held for sale at period end.

[3]	Calculated as the ratio of annualized net charge-offs to the beginning loan balances for each respective period.

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ZIONS BANCORPORATION
Press Release – Page 15
October 23, 2017

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,246	1.44%	$1,572	1.20%	$3,140	0.63%
Securities:
Held-to-maturity	750	3.96%	788	3.97%	706	4.33%
Available-for-sale	15,197	2.12%	15,386	2.11%	9,698	1.82%
Trading account	43	3.73%	79	3.43%	80	3.34%
Total securities	15,990	2.21%	16,253	2.20%	10,484	2.00%
Loans held for sale	52	4.29%	100	3.23%	133	3.34%
Loans held for investment [2]:
Commercial	22,261	4.36%	21,885	4.44%	21,816	4.19%
Commercial real estate	11,192	4.46%	11,236	4.74%	11,331	4.19%
Consumer	10,379	3.86%	10,122	3.83%	9,340	3.81%
Total loans held for investment	43,832	4.27%	43,243	4.38%	42,487	4.11%
Total interest-earning assets	61,120	3.67%	61,168	3.72%	56,244	3.52%
Cash and due from banks	767		795		556
Allowance for loan losses	(540)		(546)		(609)
Goodwill	1,014		1,014		1,014
Core deposit and other intangibles	4		6		11
Other assets	2,974		2,974		2,846
Total assets	$65,339		$65,411		$60,062
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,190	0.16%	$25,467	0.14%	$25,683	0.15%
Time	2,933	0.70%	3,048	0.66%	2,409	0.51%
Foreign	—		—		117	0.30%
Total interest-bearing deposits	28,123	0.21%	28,515	0.20%	28,209	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	4,609	1.17%	4,302	0.94%	343	0.22%
Long-term debt	383	5.71%	383	5.77%	680	5.13%
Total borrowed funds	4,992	1.52%	4,685	1.34%	1,023	3.48%
Total interest-bearing liabilities	33,115	0.41%	33,200	0.36%	29,232	0.29%
Noninterest-bearing deposits	23,798		23,819		22,466
Other liabilities	630		565		668
Total liabilities	57,543		57,584		52,366
Shareholders’ equity:
Preferred equity	566		684		710
Common equity	7,230		7,143		6,986
Total shareholders’ equity	7,796		7,827		7,696
Total liabilities and shareholders’ equity	$65,339		$65,411		$60,062

Spread on average interest-bearing funds		3.26%		3.36%		3.23%
Net yield on interest-earning assets		3.45%		3.52%		3.36%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 16
October 23, 2017

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Company considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Company and for presentations of Company performance to investors. The Company further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are the non-GAAP financial measures presented in this press release and a discussion of why management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Tangible Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Tangible return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information about the Company’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” and “adjusted pre-provision net revenue (“PPNR”).” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedule which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Company is managing its expenses, and adjusted PPNR enables management and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The efficiency ratio and adjusted noninterest expense are the key metrics to which the Company announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

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ZIONS BANCORPORATION
Press Release – Page 17
October 23, 2017

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In millions, except shares and per share amounts)		September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,761	$7,749	$7,730	$7,634	$7,679
Preferred stock		(566)	(566)	(710)	(710)	(710)
Goodwill		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Core deposit and other intangibles		(3)	(5)	(7)	(8)	(10)
Tangible common equity (non-GAAP)	(a)	$6,178	$6,164	$5,999	$5,902	$5,945
Common shares outstanding (in thousands)	(b)	199,712	202,131	202,595	203,085	203,850
Tangible book value per common share (non-GAAP)	(a/b)	$30.93	$30.50	$29.61	$29.06	$29.16

		Three Months Ended
(Dollar amounts in millions)		September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$152	$154	$129	$125	$117
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1	1	1	1	1
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$153	$155	$130	$126	$118
Average common equity (GAAP)		$7,230	$7,143	$6,996	$6,998	$6,986
Average goodwill		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Average core deposit and other intangibles		(4)	(6)	(8)	(10)	(11)
Average tangible common equity (non-GAAP)	(b)	$6,212	$6,123	$5,974	$5,974	$5,961
Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	366	366
Tangible return on average tangible common equity (non-GAAP)	(a/b/c)*d	9.8%	10.2%	8.8%	8.4%	7.9%

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ZIONS BANCORPORATION
Press Release – Page 18
October 23, 2017

GAAP to Non-GAAP Reconciliations
(Unaudited)

		Three Months Ended
(In millions)		September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$413	$405	$414	$404	$403
Adjustments:
Severance costs		1	—	5	1	—
Other real estate expense		(1)	—	—	—	—
Provision for unfunded lending commitments		(4)	3	(5)	3	(3)
Amortization of core deposit and other intangibles		2	2	2	2	2
Restructuring costs [1]		1	1	1	3	—
Total adjustments	(b)	(1)	6	3	9	(1)
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$414	$399	$411	$395	$404
Net interest income (GAAP)	(d)	$522	$528	$489	$480	$469
Fully taxable-equivalent adjustments	(e)	9	9	8	8	7
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	531	537	497	488	476
Noninterest income (GAAP)	(g)	139	132	132	128	145
Combined income (non-GAAP)	(f+g)=(h)	670	669	629	616	621
Adjustments:
Fair value and nonhedge derivative income		—	—	—	7	—
Securities gains (losses), net		5	2	5	(3)	8
Total adjustments	(i)	5	2	5	4	8
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$665	$667	$624	$612	$613
Pre-provision net revenue (PPNR)	(h)-(a)	$257	$264	$215	$212	$218
Adjusted PPNR (non-GAAP)	(j-c)	251	268	213	217	209
Efficiency ratio (non-GAAP)	(c/j)	62.3%	59.8%	65.9%	64.5%	65.9%
1 The restructuring costs in the fourth quarter of 2016 are primarily related to the termination of the Zions Direct auction platform and changes to create a simplified lending approach for our business banking customers.

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ZIONS BANCORPORATION
Press Release – Page 19
October 23, 2017

		Nine Months Ended
(In millions)		September 30, 2017		September 30, 2016
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,232		$1,181
Adjustments:
Severance costs		6	7	4
Other real estate expense		(1)		(2)
Provision for unfunded lending commitments		(6)		(13)
Amortization of core deposit and other intangibles		5	4	6
Restructuring costs		3	2	1
Total adjustments	(b)	7		(4)
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,225		$1,185
Net interest income (GAAP)	(d)	$1,539		$1,386
Fully taxable-equivalent adjustments	(e)	26		19
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,565		1,405
Noninterest income (GAAP)	(g)	404		388
Combined income (non-GAAP)	(f+g)=(h)	1,969		1,793
Adjustments:
Fair value and nonhedge derivative loss		(1)		(5)
Securities gains, net		13		11
Total adjustments	(i)	12		6
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$1,957		$1,787
Pre-provision net revenue (PPNR)	(h)-(a)	$737		$612
Adjusted PPNR (non-GAAP)	(j-c)	732		602
Efficiency ratio (non-GAAP)	(c/j)	62.6%		66.3%

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